April 26, 2007

Board of Directors
Nationwide Life Insurance Company
One Nationwide Plaza
Columbus, Ohio 43215

Re:	Nationwide Life Insurance Company
Nationwide Variable Account-7
Registration Statement

Ladies and Gentlemen:

I have acted as Counsel to Nationwide Life Insurance Company (the “Company”), an Ohio insurance company, and its Nationwide Variable Account-7 (the “Separate Account”) in connection with the registration of an indefinite number of securities in the form of variable life insurance policies (the “Policies”) with the Securities and Exchange Commission under the Securities Act of 1933, as amended.  I have examined the registration statement on Form N-4, including all related documents and exhibits, and reviewed such questions of law as I considered necessary and appropriate.  On the basis of such examination and review, it is my opinion that:

1.
The Company is a corporation duly organized and validly existing as a stock life insurance company under the laws of the State of Ohio and is duly authorized to issue and sell life insurance and annuity contracts.

2.	The Separate Account has been properly created and is a validly existing separate account pursuant to the laws of the State of Ohio.

3.
The issuance and sale of the Modified Single Premium Deferred Variable Annuity Contracts have been duly authorized by the Company.  The Contracts, when issued and sold in the manner stated in the registration statement, will be legal and binding obligations of the Company in accordance with their terms, except that clearance must be obtained, or the contract form must be approved, prior to the issuance thereof in certain jurisdictions.

4.
To the extent so provided under the Contracts, that portion of the assets of the Separate Account equal to the reserves and other contract liabilities with respect to the Separate Account, will not be chargeable with liabilities arising out of any other business that the Company may conduct.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement filed on Form N-4 for the Contracts and the Separate Account.

Very truly yours,

/s/JEANNY SIMAITIS
Jeanny Simaitis
Lead Counsel

        Home Office:  One Nationwide Plaza Nationwide Insurance

        Columbus, Ohio 43215-2220 Nationwide Financial

        Legal Counsel to the Nationwide Insurance Companies and their Associated Companies